UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 4)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 17, 2006
Date of Report (Date of earliest event reported)

HARBOR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32688	56-2518836
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Crown Colony Drive, Suite 104, Quincy, MA 02169
 (Address of principal executive offices) (Zip Code)

(617) 624-8409
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On October 17, 2006, Harbor Acquisition Corporation (“Harbor”) filed a Form 8-K reporting that it had entered into a Stock Purchase Agreement dated as of October 17, 2006 (the “Stock Purchase Agreement”) with Elmet Technologies, Inc. (“Elmet”) and the holders of all of the outstanding shares and warrants of Elmet Technologies, Inc. On February 12, 2007, Harbor filed a Form 8-K/A to disclose that Harbor entered into Amendment No. 1 to the Stock Purchase Agreement, on July 25, 2007, Harbor filed a Form 8-K/A to disclose that Harbor entered into Amendment No. 2 to the Stock Purchase Agreement; on September 4, 2007 Harbor filed a Form 8-K/A to disclose that Harbor entered into Amendment No. 3 to the Stock Purchase Agreement.

This Current Report on Form 8-K/A is being filed to disclose that Harbor entered into Amendment No. 4 to the Stock Purchase Agreement as of October 18, 2007 (“Amendment No. 4”).

The Stock Purchase Agreement, as previously amended, provided that Elmet had the right to terminate the agreement in the event Harbor failed to mail its proxy statement to its stockholders on or before September 30, 2007. Amendment No. 4 extends the date by which Harbor must mail its proxy statement to stockholders from September 30, 2007 to November 30, 2007. The proxy statement and the accompanying material will seek approval from Harbor’s stockholders of the transactions described in the Stock Purchase Agreement.

A copy of Amendment No. 4 to Stock Purchase Agreement is filed as an exhibit to his Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

10.01

Amendment No. 4 To Stock Purchase Agreement dated as of October 18, 2007, by and among Harbor Acquisition Corporation, Elmet Technologies, Inc. and the holders of all of the outstanding shares and warrants of Elmet Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR ACQUISITION CORPORATION

Date: October 19, 2007	By:	/s/ Robert J. Hanks
Robert J. Hanks
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 4 To Stock Purchase Agreement dated as of October 18, 2007, by and among Harbor Acquisition Corporation, Elmet Technologies, Inc. and the holders of all of the outstanding shares and warrants of Elmet Technologies, Inc.